KeyCorp Fourth Quarter 2016 Earnings Review January 19, 2017 Beth E. Mooney Chairman and Chief Executive Officer Don Kimble Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in KeyCorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the First Niagara business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” “cash efficiency ratio,” and certain financial measures excluding merger-related expenses. Management believes these measures may assist investors, analysts and regulators in analyzing Key’s financials. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, page 109 of our Form 10-Q dated September 30, 2016, and our fourth quarter 2016 earnings release. GAAP: Generally Accepted Accounting Principles 2

3 2016: A Successful and Transformational Year Positive Operating Leverage(a) Strong Risk Management Disciplined Capital Management First Niagara  Successful integration – Branch, system and client conversion in October – Completed >100 planned branch consolidations – Retail deposit growth in all First Niagara markets since conversion  Executing on financial targets, including cost savings of $400 MM  Increased quarterly common share dividend by 13% in 2Q16  Resumed common share repurchases following acquisition; $133 MM total repurchases in 2016  No objection from Federal Reserve on 2016 capital plan  Maintained credit discipline with strong asset quality – NCOs to average loans of .34% remained below targeted range – Nonperforming loans to period-end loans of .73%  Generated positive operating leverage for 3rd consecutive year – Pre-provision net revenue up 23% from 2015 – Results reflect momentum in core franchise, acquisition and investments  Solid loan growth in 2016 – Reflecting First Niagara acquisition and momentum in commercial, financial and agricultural loans  Positive trends in fee-based businesses – Record year for investment banking and debt placement fees, cards and payments income and corporate services income  Expenses well-managed: cash efficiency ratio improved to 63.3% in 4Q16 (a) Comments include impact of First Niagara (unless otherwise noted) but exclude merger-related charges. See slide 15 for detail on merger- related charges.

4 Financial Review

Financial Highlights

4Q16 & 3Q16 reflect the impact of the FNFG acquisition, which became effective on 8/1/2016

Continuing operations, unless otherwise noted

	Metrics	4Q16		3Q16		2Q16		1Q16		4Q15	
Financial Performance	EPS – assuming dilution	$ .20		$ .16		$ .23		$ .22		$ .27	
	EPS –excl. merger-related charges[d], [e]	.31		.30		.27		.24		.27	
	Cash efficiency ratio[d]	76.2	%	80.0	%	69.0	%	66.6	%	66.4	%
	Cash efficiency –excl. merger-related charges[d], [e]	63.3		64.9		64.8		64.3		65.8	
	Return on average total assets	.69		.55		.82		.80		.97	
	ROAA –excl. merger-related charges[d], [e]	1.06		.98		.94		.86		.99	
	Return on tangible common equity	7.88		6.16		7.94		7.64		9.50	
	ROTCE –excl. merger-related charges[d], [e]	12.47		11.10		9.09		8.27		9.67	
Balance Sheet Growth[a]	Total loans and leases	43	%	31	%	5	%	5	%	5	%
	CF&A loans	28		23		12		12		14	
	Deposits (excl. foreign deposits)	46		36		5		4		3	
Capital[b]	Common Equity Tier 1[c], [d]	9.6	%	9.6	%	11.1	%	11.1	%	10.9	%
	Tier 1 risk-based capital[c]	11.0		10.5		11.4		11.4		11.4	
	Tangible common equity to tangible assets[d]	8.1		8.3		10.0		10.0		10.0	
Asset Quality	NCOs to average loans	.34	%	.23	%	.28	%	.31	%	.25	%
	NPLs to EOP portfolio loans[f]	.73		.85		1.00		1.12		.65	
	Allowance for loan and lease losses to EOP loans	1.00		1.01		1.38		1.37		1.33	

TE = Taxable equivalent; EOP = End of Period
(a) Year-over-year average balance growth
(b) From consolidated operations
(c) 12-31-16 ratios are estimated
(d) Non-GAAP measure: see Appendix for reconciliation
(e) Merger-related charges detail available in Appendix, on slide 15
(f) Nonperforming loan balances exclude $865 million, $959 million, $11 million, $11 million, and $11 million of purchased credit impaired loans at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively

5

$0 $30 $60 $90 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $10 $20 $30 $40 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 6 Loans $ in billions Average Commercial, Financial & Agricultural Loans Total Average Loans ConsumerCommercial $ in billions vs. Prior Year Highlights  Average loans up 43% from 4Q15, with CF&A loans up 28% – Growth primarily reflects full-quarter impact of FNFG – CF&A continues to be a driver  Loan growth reflects acquisition and core business performance  Period-end loans up 1% from 9/30/16  Fair value mark on acquired FNFG loan portfolio adjusted from $686 MM to $548 MM during 4Q16 $85 $60 $31 $39 vs. Prior Quarter  Average loans up 10% from 3Q16 (CF&A up 6%) – Primarily reflects impact from one additional month of FNFG – Growth reduced by the impact of September branch divestitures and the exit of acquired non-relationship commercial loans – CF&A continues to be a driver

 Average deposit balances up 10% from 3Q16 – Higher balances from one additional month of FNFG – Reduced by the impact of September branch divestitures – Continued momentum with core retail deposits and inflows from commercial clients $32.4 $55.4 $6.5 $10.3 $71 .15% .22% .00% .10% .20% .30% .40% .50% .60% .70% $25 $45 $65 $85 $105 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 7 4Q16 Average Deposit Mix  Average deposit growth of 46% from 4Q15 – Growth primarily reflects full quarter impact of FNFG – Continued momentum with core retail deposits and escrow deposits from commercial mortgage servicing Average Deposits(a) (a) Excludes deposits in foreign office Cost of total deposits(a) CDs and other time deposits Savings Noninterest-bearing NOW and MMDA Total average deposits(a) Highlights Deposits $ in billions $ in billions vs. Prior Year vs. Prior Quarter $105  Deposit growth reflects continued momentum in core businesses as well as the FNFG acquisition  Retail deposit growth in all First Niagara markets since conversion  4Q16: 31% noninterest bearing; 47% retail

2.87% 3.12% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% ($50) $150 $350 $550 $750 $950 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 NIM Change vs. Prior Quarter: 3Q16: 2.85% Purchase accounting accretion .12 Purchase accounting accretion (refinement of 3Q) .11 Lower levels of liquidity .05 All other (.01) Total change .27 4Q16: 3.12%  Net interest income up $87 MM from 3Q16, excl. purchase accounting accretion – Reflects one additional month of FNFG and core business activity 8 TE = Taxable equivalent Net interest income (TE), excl. PAA NIM (TE)  4Q16 net interest income includes $92 MM from purchase accounting accretion ($19 MM in 3Q16) – $34 MM of 4Q16 total related to refinement of 3Q16 purchase accounting estimates  Net interest income up $246 MM from 4Q15, excl. purchase accounting accretion – Largely driven by the full quarter impact of FNFG and core business activity Net Interest Income and Margin Net Interest Income & Net Interest Margin Trend (TE) Highlights $ in millions; continuing operations vs. Prior Year vs. Prior Quarter Purchase accounting accretion (PAA) $610 $948 Merger-related charges $92 MM from PAA in 4Q; $19 MM in 3Q

Noninterest Income

Noninterest Income

$ in millions *Up / (Down)*	4Q16	vs. 4Q15	vs. 3Q16
Trust and investment services income	$ 123	$ 18	$ 1
Investment banking and debt placement fees	157	30	1
Service charges on deposit accounts	84	20	(1)
Operating lease income and other leasing gains	21	6	15
Corporate services income	61	6	10
Cards and payments income	69	22	3
Corporate-owned life insurance	40	4	11
Consumer mortgage income	6	4	-
Mortgage servicing fees	20	5	5
Net gains (losses) from principal investing	4	4	(1)
Other income	33	14	25
Total noninterest income	**$ 618**	**$ 133**	**$ 69**
Merger-related charges[(a)]	9	9	21
Total noninterest income, excluding merger-related charges[(b)]	**$ 609**	**$ 124**	**$ 48**

Highlights

- **Growth reflects continued momentum in core businesses as well as the FNFG acquisition**
- **Record quarter and year for investment banking and debt placement (IBDP) fees**
- **4Q16 noninterest income included a benefit of $9 MM associated with merger-related charges (compared to $12 MM in charges in 3Q16)**

vs. Prior Year

- **Noninterest income up $124 MM from 4Q15, excl. merger-related charges**
  - **Full quarter impact of FNFG in 4Q16**
  - **Continued momentum in core businesses, incl. IBDP and cards and payments**

vs. Prior Quarter

- **Noninterest income up $48 MM from 3Q16, excl. merger-related charges**
  - **One additional month of impact from FNFG**
  - **Operating lease income and other leasing gains in 3Q16 impacted by lease residual losses**
  - **Normal seasonality, including COLI**

(a) Merger-related charges detail provided on slide 15
(b) Non-GAAP measure: see Appendix for reconciliation

9

66% 65% 63% 0.55 0.6 0.65 0.7 0.75 0.8 0.85 0 200 400 600 800 1000 1200 1400 4Q15 3Q16 4Q16 Expense comparisons reflect: $ in millions Up / (Down) 4Q16 vs. 4Q15 vs. 3Q16 Personnel $ 648 $ 219 $ 54 Net occupancy 112 48 39 Computer processing 97 54 27 Business services, professional fees 78 34 2 Equipment 30 8 4 Operating lease expense 17 4 2 Marketing 35 18 3 FDIC assessment 23 15 2 Intangible asset amortization 27 18 14 OREO expense, net 3 2 - Other expense 150 64 (9) Total noninterest expense $ 1,220 $ 484 $ 138 Merger-related charges(a) 207 201 18 Total noninterest expense, excluding merger-related charges(b) and First Niagara $ 1,013 $283 $120 10 Noninterest Expense Noninterest Expense (a) Merger-related charges detail provided on slide 15 (b) Non-GAAP measure: see Appendix for reconciliation (c) Estimation based upon the one month equivalent of the FNFG contribution to Key’s 3Q16 reported results Highlights Cash efficiency ratio, excluding merger-related charges(b)  Noninterest expense up $283 MM, excl. merger charges(b) – Growth largely reflects full quarter impact of FNFG – Higher incentive and stock-based compensation – Larger pension settlement charge – Increased intangible amortization Merger-related charges(a) vs. Prior Year vs. Prior Quarter Total Noninterest Expense $ in millions $1,220$1,082 $736  4Q16 noninterest expense of $1.2 B included $207 MM of merger-related charges, a full quarter impact of First Niagara (~$70 MM/month(c)) and an $18 MM pension settlement charge  Intangible asset amortization: $5 MM of the increase in 4Q16 related to refinement of 3Q16 purchase accounting  Noninterest expense up $120 MM, excl. merger charges(b) – One additional month of FNFG – Pension settlement charge of $18 MM – Higher incentive and stock-based compensation – Increased intangible amortization $730 $1,013$893 $120 MM growth vs. 3Q - Additional month of FNFG (~$70 MM)(c) - Pension settlement ($18 MM) - Incentive and stock-based comp. (~$19 MM)(c) - Increased intangible asset amortization ($14 MM) Charges ($ MM) 4Q16 3Q16 4Q15 Merger-related 207 189 6 Pension settlement 18 - 4

$37 $72 $45 $66 .25% .34% .00% .20% .40% .60% .80% 1.00% $0 $30 $60 $90 $120 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $387 .65% .73% .00% .40% .80% 1.20% 1.60% 2.00% $0 $200 $400 $600 $800 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 11 Nonperforming Loans(a) Net Charge-offs & Provision for Credit Losses NPLs NPLs to period-end loans NCOs Provision for credit losses NCOs to average loans $ in millions Credit Quality Highlights  Net loan charge-offs of $72 MM – Reflects regulatory guidance on consumer bankruptcies and conforming FNFG charge-off policies to Key’s policies – 34 basis points of average loans, below targeted range  Nonperforming loans down 14% from 3Q16 and represent 73 bps of period-end loans Allowance for Loan and Lease Losses Allowance for loan and lease losses to NPLs Allowance for loan and lease losses $ in millions $796 $858206% 137% 0% 50% 100% 150% 200% 250% $600 $700 $800 $900 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $ in millions $625 (a) Nonperforming loan balances exclude $865 million and $11 million of purchased credit impaired loans at December 31, 2016, and December 31, 2015, respectively

12  Strong capital position with Common Equity Tier 1 ratio of 9.59%(b) at 12/31/16  Repurchased $68 MM in common shares during 4Q16  Common Equity Tier 1 ratio under fully phased-in Regulatory Capital Rules(c): 9.47% at 12/31/16 Tangible Common Equity to Tangible Assets(a) Highlights (a) Non-GAAP measure: see Appendix for reconciliation (b) 12-31-16 figures are estimated (c) The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.” 10.94% 9.59% 6.00% 8.00% 10.00% 12.00% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 9.98% 8.09% 0.00% 2.50% 5.00% 7.50% 10.00% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 Common Equity Tier 1(a), (b) Capital

Outlook and Expectations Average Earning Assets • Loans and deposit growth: mid-single digit percentage compared to FY 2016 (with 2016 adjusted for full year impact of First Niagara) Net Interest Income • Outlook includes one additional rate increase in mid-2017 • Net interest income expected to be in the range of $3.6 B - $3.7 B – Reflects lower purchase accounting accretion than 4Q16 Noninterest Income • Expected to be in the range of $2.3 B - $2.4 B Noninterest Expense • Expected to be in the range of $3.65 B - $3.75 B Credit Quality • Net charge-offs to average loans below targeted range of 40 – 60 bps • Provision expected to slightly exceed net charge-offs to provide for loan growth Taxes • GAAP tax rate in the range of 25% - 27% 13Guidance ranges: relatively stable: +/- 2%; low single-digit: <5%; mid-single digit: 4% - 6%; high-single digit 7-9% (a) Guidance provided does not include merger-related charges FY 2017 (a) Positive operating leverage Long-term Targets Efficiency ratio: <60% Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps ROTCE: 13-15%

14 Appendix

4Q16 3Q16 2Q16 1Q16 4Q15 Net interest income - $ (6) - - - Operating lease income and other leasing gains - $ (2) - - - Other income $ 9 (10) - - - Noninterest income $ 9 $ (12) - - - Personnel expense(a) $ 80 $ 97 $ 35 $ 16 - Net Occupancy $ 29 - - - - Business services and professional fees 22 $ 32 $ 5 $ 7 $ 5 Computer processing 38 15 - - - Marketing 13 9 3 1 - All other nonpersonnel 25 36 2 - 1 Total nonpersonnel expense $ 127 $ 92 $ 10 $ 8 $ 6 Total merger-related charges $ 198 $ 207 $ 45 $ 24 $ 6 EPS impact $ (.11) $ (.14) $ (.04) $ (.02) - 15 FNFG Merger-related Charges $ in millions Increase / (Decrease) (a) Personnel expense includes severance, technology development related to systems conversions, and fully-dedicated personnel for merger and integration efforts

16 Average Total Investment Securities Highlights Average AFS securities Investment Portfolio  Portfolio composed primarily of GNMA and GSE- backed MBS and CMOs; primarily fixed rate  Growth in portfolio primarily related to: – Full quarter impact of First Niagara acquisition ($9 B acquired at ~1.57% at 8/1/16 closing) – Redeployment of excess liquidity into MBS securities  Continue to position portfolio for regulatory liquidity requirements: – Reinvesting cash flows into High Quality Liquid Assets, including GNMA securities (45% of 4Q16 average balances)  Securities cash flows of $2.0 billion in 4Q16 and $1.7 billion in 3Q16  Average portfolio life at 12/31/16 of 4.3 years (3.7 years at 9/30/16) (a) Yield is calculated on the basis of amortized cost (b) Includes end-of-period held-to-maturity and available-for-sale securities Average yield(a) Average HTM securities 2.10% 1.87% .00% 1.00% 2.00% 3.00% 4.00% 5.00% $0.0 $10.0 $20.0 $30.0 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $19.1 $29.3 $ in billions Securities to Total Assets(b) 20% 22% 10% 14% 18% 22% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16

Interest Rate Risk Management

Naturally Asset Sensitive Balance Sheet



Loans
12/31/16
Fixed: 31%
1-mo. Libor: 41%
Other variable: 6%
Prime: 16%
3-mo. Libor: 6%



Deposits
12/31/16
CDs: 10%
Noninterest-bearing: 31%
Interest-bearing, non-time: 59%



Investment Portfolio
12/31/16
Held-to-maturity: 34%
Available for sale: 66%

Balance sheet has relatively short duration and is impacted by both short and intermediate-term interest rates

Actively Managing Rate Risk

- **Modest asset sensitive position of 1% - 3%[a]**
  - Assumes 200 basis point increase over a 12-month period
- **Utilize swaps for debt hedging and asset liability management**
  - Fairly even pace of A/LM swap maturities
  - $3.8 B A/LM swaps scheduled to mature in 2017

Swaps *($ in B)*	12/31/16 Notional Amt.	Wtd. Avg. Maturity (Yrs.)	Receive Rate	Pay Rate
A/L Management	$ 15.6	2.0	1.1%	.6%
Debt	8.6	3.3	1.6	.6
	$ 24.2	**2.5**	**1.3%**	**.6%**



Flexibility to Adjust Rate Sensitivity with Swaps
Size of swap portfolio
Modeled asset sensitivity
$8.6
6-8%(b)
$24.2 B
$8.6
$15.6
1-3%(a)
12/31/16
$8.6
$20.3
0%
Debt hedges
A/LM hedges

Flexibility to adjust rate sensitivity for changes in balance sheet growth/mix as well as interest rate outlook

Note: Loan, deposit and investment portfolio balances reflect period-end balances
(a) Asset sensitivity ranges reflect a beta of 0% - 55% for deposit repricing for the first 25 bps change in rates and ~55% for the next 175 basis points

17

18 Credit Quality Trends Criticized Outstandings(a) to Period-end Total LoansDelinquencies to Period-end Total Loans (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations (c) Nonperforming loan balances exclude $865 million, $959 million, $11 million, $11 million, and $11 million of purchased credit impaired loans at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively 30 – 89 days delinquent 90+ days delinquent .39% .47% .12% .10% .00% .25% .50% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 3.1% 3.2% .0% 2.0% 4.0% 6.0% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 Metric(b) 4Q16 3Q16 2Q16 1Q16 4Q15 Delinquencies to EOP total loans: 30-89 days .47% .37% .33% .39% .35 % Delinquencies to EOP total loans: 90+ days .10 .06 .11 .12 .12 NPLs to EOP portfolio loans(c) .73 .85 1.00 1.12 .65 NPAs to EOP portfolio loans + OREO + Other NPAs(c) .79 .89 1.03 1.14 .67 Allowance for loan losses to period-end loans 1.00 1.01 1.38 1.37 1.33 Allowance for loan losses to NPLs 137.3 119.6 138.0 122.2 205.7 Continuing operations Continuing operations

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b] / average loans (%)	Nonperforming loans[c]	Ending allowance[d]	Allowance / period-end loans[d] (%)	Allowance / NPLs (%)
	12/31/16	4Q16	4Q16	4Q16	12/31/16	12/31/16	12/31/16	12/31/16
Commercial, financial and agricultural[a]	$ 39,768	$ 39,495	$ 37	.37%	$ 297	$ 508	1.28%	171.04%
Commercial real estate:								
Commercial Mortgage	15,111	14,771	2	.05	26	144	.95	553.85
Construction	2,345	2,222	-	-	3	22	.94	733.33
Commercial lease financing	4,685	4,624	-	-	8	42	.90	525.00
Real estate – residential mortgage	5,547	5,554	2	.14	56	17	.31	30.36
Home equity	12,674	12,812	4	.12	223	54	.43	24.22
Credit cards	1,111	1,088	9	3.29	2	24	2.16	N/M
Consumer direct loans	1,788	1,785	8	1.78	6	9	.50	150.00
Consumer indirect loans	3,009	3,009	10	1.32	4	38	1.26	950.00
Continuing total[e]	**$ 86,038**	**$ 85,360**	**$ 72**	**.34%**	**$ 625**	**$ 858**	**1.00**	**137.28%**
Discontinued operations	1,565	1,589	4	1.00	5	24	1.53	480.00
Consolidated total	**$ 87,603**	**$ 86,949**	**$ 76**	**.35%**	**$ 630**	**$ 882**	**1.01**	**140.00%**

N/M = Not meaningful

(a) 12-31-16 ending loan balance includes $116 million of commercial credit card balances; 12-31-16 average loan balance includes $119 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 12-31-16 NPL amount excludes $865 million of purchased credit impaired loans
(d) 12-31-16 allowance by portfolio is estimated
(e) 12-31-16 ending loan balance includes purchased loans of $21.0 billion, of which $865 million were purchased credit impaired

19

Vintage (% of Loans) Loan Balances Average Loan Size ($) Average FICO Average CLTV(a) % of Loans CLTV>90% 2012 and later 2011 2010 2009 2008 and prior Loans and lines First lien $ 7,222 $ 66,392 773 67% .5% 67% 4% 2% 2% 25 % Second lien 5,452 42,284 769 77 3.3 50 4 3 2 41 Total home equity portfolio $ 12,674 Nonaccrual loans and lines First lien $ 120 $ 61,088 721 72% 2.1% 18% 4% 2% 4% 72 % Second lien 103 43,041 711 80 3.1 10 4 4 5 77 Total home equity nonaccruals $ 223 Fourth quarter net charge-offs (NCOs) Total home equity portfolio $ 4 % of average loans .12% (a) Average CLTVs are at origination Home Equity Portfolio – 12/31/16 $ in millions, except average loan size Home Equity Portfolio Highlights  High quality portfolio  57% first lien position  Average FICO score of 772  Average CLTV at origination: 71%  $5.3 billion of the total portfolio are fixed rate loans that require principal and interest payments; $7.4 billion are lines  $1.3 billion in lines outstanding (10% of the total portfolio) come to end of draw period in the next three years 20CLTV = Combined weighted-average loan-to-value ratio

Oil & Gas 21 Longstanding history, expertise and relationships  Total commitments of $3.2 B, including upstream commitments of $1.7 B  Upstream portfolio is primarily secured by proven, developed and producing reserves Total Loans Outstanding, 12/31/16  Portfolio performing in-line with expectations  Nonperforming loans down 19% from 3Q16  Reserve coverage: 6% of outstanding oil and gas loans at period-end Oil & Gas: 1% Other: 99% Oil & Gas Outstanding Balances, 12/31/16 Oilfield Services Upstream: 57%, $0.7 B Midstream: 33%, $0.4 B Downstream: 10%, $0.1 B $64 MM Oil & Gas $1.2 B

GAAP to Non-GAAP Reconciliation 22 (a) Three months ended 12/31/16, 9/30/16, 6/30/16, 3/31/16, and 12/31/15 exclude $42 million, $51 million, $36 million, $40 million, and $45 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus (c) 12/31/16 amount is estimated Three months ended 12-31-16 9-30-16 6-30-16 3-31-16 12-31-15 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) 15,240$ 14,996$ 11,313$ 11,066$ 10,746$ Less: Intangible assets (a) 2,788 2,855 1,074 1,077 1,080 Preferred Stock, Series A (b) 1,640 1,150 281 281 281 Tangible common equity (non-GAAP) 10,812$ 10,991$ 9,958$ 9,708$ 9,385$ Total assets (GAAP) 136,453$ 135,805$ 101,150$ 98,402$ 95,133$ Less: Intangible assets (a) 2,788 2,855 1,074 1,077 1,080 Tangible common equity to tangible assets ratio (non-GAAP) 133,665$ 132,950$ 100,076$ 97,325$ 94,053$ Tangible common equity to tangible assets ratio (non-GAAP) 8.09% 8.27% 9.95% 9.97% 9.98% Common Equity Tier 1 at period end Key shareholders' equity (GAAP) 15,240$ 14,996$ 11,313$ 11,066$ 10,746$ Less: Preferred Stock, Series A (b) 1,640 1,150 281 281 281 Common Equity Tier 1 capital before adjustments and deductions 13,600 13,846 11,032 10,785 10,465 Less: Goodw ill, net of deferred taxes 2,416 2,450 1,031 1,033 1,034 Intangible assets, net of deferred taxes 159 216 30 35 26 Deferred tax assets 6 6 1 1 1 Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes (185) 101 129 70 (58) Accumulated gains (losses) on cash f low hedges, net of deferred taxes (53) 39 77 46 (20) Amounts in accumulated other comprehensive income (loss) attributed to pension and postretirement benefit costs, net of deferred taxes (339) (359) (362) (365) (365) Total Common Equity Tier 1 capital (c) 11,596$ 11,393$ 10,126$ 9,965$ 9,847$ Net risk-w eighted assets (regulatory) (c) 120,887$ 119,120$ 91,195$ 90,014$ 89,980$ Common Equity Tier 1 ratio (non-GAAP) 9.59% 9.56% 11.10% 11.07% 10.94% Noninterest expense excluding merger-related charges Noninterest expense (GAAP) 1,220$ 1,082$ 751$ 703$ 736$ Less: Merger-related charges 207 189 45 24 6 Noninterest expense excluding merger-related charges (non-GAAP) 1,013$ 893$ 706$ 679$ 730$ Earnings per common share (EPS) excluding merger-related charges EPS from continuing operations attributable to Key common shareholders ─ assuming dilution .20$ .16$ .23$ .22$ .27$ Add: EPS impact of merger-related chrges .11 .14 .04 .02 - EPS from continuing operations attributable to Key common shareholders excluding merger-related charges (non-GAAP) .31$ .30$ .27$ .24$ .27$ Twelve months ended 12-31-16 12-31-15 Pre-provision net revenue, excluding merger-related charges Net interest income (GAAP) 2,919$ 2,348$ Plus: Taxable-equivalent adjustment 34 28 Noninterest income (GAAP) 2,071 1,880 Less: Noninterest expense (GAAP) 3,756 2,840 Pre-provision net revenue from continuing operations 1,268 1,416 Less: Merger-related charges 474 6 Pre-provision net revenue from continuing operations excluding merger-related charges (non-GAAP) 1,742$ 1,422$ $ in millions

GAAP to Non-GAAP Reconciliation (continued)

$ in millions	Three months ended				
	12-31-16	9-30-16	6-30-16	3-31-16	12-31-15
Average tangible common equity					
Average Key shareholders' equity (GAAP)	$ 14,901	$ 13,552	$ 11,147	$ 10,953	$ 10,731
Less: Intangible assets (average) [a]	2,874	2,255	1,076	1,079	1,082
Preferred Stock, Series A (average)	1,274	648	290	290	290
Average tangible common equity (non-GAAP)	$ 10,753	$ 10,649	$ 9,781	$ 9,584	$ 9,359
Return on average tangible common equity from continuing operations					
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 213	$ 165	$ 193	$ 182	$ 224
Average tangible common equity (non-GAAP)	10,753	10,649	9,781	9,584	9,359
Return on average tangible common equity from continuing operations (non-GAAP)	7.88%	6.16%	7.94%	7.64%	9.50%
Return on average tangible common equity from continuing operations, excl. merger-related charges					
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 213	$ 165	$ 193	$ 182	$ 224
Merger-related charges, after tax	124	132	28	15	4
Net income (loss) from continuing operations attributable to Key common shareholders excl. merger-related charges	$ 337	$ 297	$ 221	$ 197	$ 228
Average tangible common equity (non-GAAP)	10,753	10,649	9,781	9,584	9,359
Return on average tangible common equity from continuing operations excl. merger-related charges (non-GAAP)	12.47%	11.22%	9.09%	8.27%	9.67%
Return on average total assets, excluding merger-related charges					
Net income (loss) from continuing operations attributable to Key (GAAP)	$ 233	$ 171	$ 199	$ 187	$ 230
Add: Merger-related charges after tax	124	132	28	15	4
Net income (loss) from continuing operations attributable to Key excluding merger-related charges after tax (non-GAAP)	$ 357	$ 303	$ 227	$ 202	$ 234
Average total assets from continuing operations	$ 134,428	$ 123,469	$ 97,413	$ 94,477	$ 94,117
Return on average assets excluding merger-related charges (non-GAAP)	1.06%	.98%	.94%	.86%	.99%
Cash efficiency ratio					
Noninterest expense (GAAP)	$ 1,220	$ 1,082	$ 751	$ 703	$ 736
Less: Intangible asset amortization	27	13	7	8	9
Adjusted noninterest expense (non-GAAP)	$ 1,193	$ 1,069	$ 744	$ 695	$ 727
Less: Merger-related charges	207	189	45	24	6
Adjusted noninterest expense excluding merger-related charges (non-GAAP)	$ 986	$ 880	$ 699	$ 671	$ 721
Net interest income (GAAP)	$ 938	$ 780	$ 597	$ 604	$ 602
Plus: Taxable-equivalent adjustment	10	8	8	8	8
Noninterest income	618	549	473	431	485
Total taxable-equivalent revenue (non-GAAP)	$ 1,566	$ 1,337	$ 1,078	$ 1,043	$ 1,095
Plus: Merger-related charges	(9)	18	-	-	-
Adjusted noninterest income excl. merger-related charges (non-GAAP)	$ 1,557	$ 1,355	$ 1,078	$ 1,043	$ 1,095
Cash efficiency ratio (non-GAAP)	76.2%	80.0%	69.0%	66.6%	66.4%
Cash efficiency ratio excluding merger-related charges (non-GAAP)	63.3%	64.9%	64.8%	64.3%	65.8%

23